JOINT FILER INFORMATION

Names:            Richland Ventures III, L.P.
                  Richland Partners III
                  Jack Tyrrell
                  W. Patrick Ortale, III
                  James V. Hoffman

Address:          1201 16th Avenue South
                  Nashville, TN 37212

Designated Filer: Richmond Ventures III, L.P.

Date of Event
Requiring

Statement:        November 29, 2004


Signatures:

RICHLAND VENTURES III, L.P.

By:   Richland Partners III
      Its general partner

      By: /s/ Jack Tyrrell
          ------------------------------------
          General Partner

RICHLAND PARTNERS III

By: /s/ Jack Tyrrell
    ------------------------------------------
    General Partner

/s/ Jack Tyrrell
----------------------------------------------
Jack Tyrrell

/s/ W. Patrick Ortale, III
----------------------------------------------
W. Patrick Ortale, III

/s/ James C. Hoffman
----------------------------------------------
James C. Hoffman

EXHIBITS

         A:       Joint Filing Statement

                                   EXHIBIT A

                           AGREEMENT OF JOINT FILING

         We, the undersigned, hereby express our agreement that the attached Form 3 is filed on behalf of us.

December 9, 2004

RICHLAND VENTURES III, L.P.

By:  Richland Partners III
     Its general partner

     By: /s/ Jack Tyrrell
         -------------------------------------
         General Partner

RICHLAND PARTNERS III

By: /s/ Jack Tyrrell
    ------------------------------------------
    General Partner

/s/ Jack Tyrrell
----------------------------------------------
Jack Tyrrell

/s/ W. Patrick Ortale, III
----------------------------------------------
W. Patrick Ortale, III

/s/ James C. Hoffman
----------------------------------------------
James C. Hoffman